SurePure Inc. and Subsidiaries

(Formerly SOEFL INC.)

(A DEVELOPMENT STAGE COMPANY)

Unaudited Pro forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed balance sheet as of September 30, 2012 combines the historical consolidated balance sheet of SurePure, Inc. (the "Company"or "SP") as of September 30, 2012, and the balance sheet of SurePure Investment Holding AG and Subsidiaries ("SPI") as of September 30, 2012, under the acquisition method of accounting, giving effect of the exchange of shares between the Company and SPI.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2011 and the nine months ended September 30, 2012, combining the historical consolidated statement of operations of SP.for the year ended December 31, 201 and the nine months ended September 30, 2012, and the statement of operations of SPI for the year ended December 31, 2011 and the nine months ended September 30, 2012, giving effect to exchange of shares as if it had occurred on December 31, 2011 and September 30, 2012, respectively.

The unaudited pro forma condensed consolidated financial statements are based on the estimates and assumptions set forth in the notes to such statements, which have been made solely for purposes of developing such pro forma information. The pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances, and are subject to revision. The unaudited pro forma condensed consolidated financial statements are presented for informational purposes only, and we cannot provide any assurances that the assumptions used in the preparation of the pro forma condensed consolidated financial statements will ultimately prove to be correct. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the exchange of shares taken place on the dates noted or the future financial position or operating results of the combined company.

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SUREPURE, INC.
(Formerly SOEFL INC.)
(A development stage company)
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2012

	SPI	SP		Pro Forma	Pro Forma
	(As Reported)	Seller		Adjustments	Consolidated
Assets

Current assets	$723,197	$1,874			$725,071

Property and equipment	7,877	-		-	7,877

Intangible assets, net	133,126	-		-	133,126

Other assets	-	-		-	-

	$864,200	$1,874		$-	$866,074

Liabilities and
Stockholders' Equity

Current liabilities	$495,406	$34,139			$529,545

Non-current liabilities	3,591,943	-		-	3,591,943

Stockholders' equity (deficit)
Convertible preferred stock			(1)	227,654	227,654
Common stock	355,779	32,452	(1)	(364,924)	23,307
Additional paid-in capital	20,250,663	107,897	(1)	(172,614)	20,281,075 (2)
			(1)	(42,141)
			(1)	137,270
Equity of variable interest entities	1,004,150				1,004,150
Other comprehensive income	306,009				306,009
Deficit accumulated during the development stage	(23,777,100)	(172,614)	(1)	172,614	(23,777,100)

Stock subscription receivable	(42,141)		(1)	42,141	-

Noncontrolling interest	(1,320,509)				(1,320,509)
Total stockholders' equity (deficit)	(3,223,149)	(32,265)		-	(3,255,414)

	$864,200	$1,874		$-	$866,074

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SUREPURE INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2012

(1)	To reflect share exchange and recapitalization puruant to the Amended and Restated Share Exchange Agreement ("Share Exchange")

Accumulated deficit - SP reclassified to Additional paid - in capital (effect of business combination)	$172,614
Cancellation of 23,180,000 SP common shares par value .001	$(23,180)
Share exchange of 14,035,184 common shares issued to SPI shareholders par value .001	$14,035
SPI shares converted to 22,765,447 shares of SP convertible preferred par value .01	$227,654
Cancellation of stock subscription receivable of SPP	$42,141

(2)	Additional Paid in Capital consists of:

Additional paid-in capital - SPI at time of share exchange	$(20,250,663)
Additional paid-in capital - SP at time of share exchange	(107,897)
(20,358,560)
Accumulated deficit - SP reclassified to Additional paid - in capital (effect of business combination)	172,614
Effect of cancellation and issuance of SP common and convertible preferred shares under terms of share exchange	(137,270)
Cancellation of stock subscription receivable of SPP	42,141
Additional paid-in capital	$(20,281,075)

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SUREPURE, INC.
(Formerly SOEFL INC.)
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR DECEMBER 31, 2011

	SPI
	(As Reported)	SP
	Year Ended	Year Ended	Pro Forma	Pro Forma
	December 31, 2011	December 31, 2011	Adjustments	Consolidated

Sales	$344,416	$-	$-	$344,416

Cost of sales	185,222	-	-	185,222
			-
			-

Gross profit	159,194	-	-	159,194

Operating expenses	3,755,680	23,832	-	3,779,512
			-
			-
			-
			-

Income (loss) from operations	(3,596,486)	(23,832)	-	(3,620,318)

Non-operating expenses (income)	454,476	889	-	455,365
			-
			-
			-

Net income (loss)	$(4,050,962)	$(24,721)	$-	$(4,075,683)

Net loss per share:
Basic and diluted	$(0.17)			$(0.17)

Weighted average shares outstanding:
Basic and diluted	23,307,184			23,307,184

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SUREPURE, INC.
(Formerly SOEFL INC.)
(A DEVELOPMENT STAGE COMPANY)
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2012

	SPI
	(As Reported)	SP
	Nine Months Ended	Nine Months Ended	Pro Forma	Pro Forma
	September 30, 2012	September 30, 2012	Adjustments	Consolidated

Sales	$248,689	$-	$-	$248,689

Cost of sales	93,663	-	-	93,663
			-
			-

Gross profit	155,026	-	-	155,026

Operating expenses	2,796,195	4,950	-	2,801,145
			-
			-
			-
			-

Income (loss) from operations	(2,641,169)	(4,950)	-	(2,646,119)

Non-operating expenses (income)	328,653	-	-	328,653
			-
			-
			-

Net income (loss)	$(2,969,822)	$(4,950)	$-	$(2,974,772)

Net loss per share:
Basic and diluted	$(0.13)			$(0.13)

Weighted average shares outstanding:
Basic and diluted	23,307,184			23,307,184

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